Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marianne D. Short, Dannette L. Smith and Richard J. Mattera, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for him or her and in his or her name in the capacity indicated below, a registration statement on Form S-3 for UnitedHealth Group Incorporated, and any and all amendments (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and unto each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date set forth below.

/s/ William C. Ballard, Jr.	/s/ Rodger A. Lawson
William C. Ballard, Jr. Director Dated: February 12, 2014	Rodger A. Lawson Director Dated: February 12, 2014

/s/ Edson Bueno, M.D.	/s/ Douglas W. Leatherdale
Edson Bueno, M.D. Director Dated: February 12, 2014	Douglas W. Leatherdale Director Dated: February 12, 2014

/s/ Richard T. Burke	/s/ Glenn M. Renwick
Richard T. Burke Director Dated: February 12, 2014	Glenn M. Renwick Director Dated: February 12, 2014

/s/ Robert J. Darretta	/s/ Kenneth I. Shine, M.D.
Robert J. Darretta Director Dated: February 12, 2014	Kenneth I. Shine, M.D. Director Dated: February 12, 2014

/s/ Michele J. Hooper	/s/ Gail R. Wilensky, Ph.D.
Michele J. Hooper Director Dated: February 12, 2014	Gail R. Wilensky, Ph.D. Director Dated: February 12, 2014